Exhibit 99.1
                                                                    ------------


May 17, 2005




Dear Shareholder:

Enclosed you will find the audited financial statements of The National Bank of Indianapolis Corporation for the year ended December 31, 2004. These financial statements were prepared by the accounting firm of Ernst & Young and contain an unqualified opinion. As you review the financial results for 2004, please note that the Corporation began the year with total assets of $813 million and finished the year with total assets of over $880 million - a new milestone for growth.

As a result, The National Bank of Indianapolis advanced two more spots to become the 18th largest Indiana bank, based on asset size. We have passed a total of over 200 banks in our eleven years of existence.

In addition, please note the record 2004 net income performance of $5,681,049. This translates into fully diluted earnings per share of $2.37, up 13.7% over 2003 earnings per share of $2.08.

Moving to 2005, we are pleased to report that the first quarter of 2005 achieved record asset growth. At the end of the first quarter of 2005, the Corporation's total assets exceeded $925 million. The Corporation also recorded a record profit of $1,429,333 or $0.60 per share for the first quarter of 2005 compared to $1,049,290 or $0.43 per share one year ago.

Other areas of development are also worthy of mention. Our new Bank office located at 106th and Michigan Road is open for business. We believe that we have a premier location with excellent convenience and an outstanding veteran staff. Our initial growth is ahead of plan. In addition, we have decided to upgrade our Greenwood Bank Office to our beautiful full-size, freestanding building. Greenwood is a highly competitive market with an excellent target client base and we wish to be fully competitive. Construction is underway and we expect to open this new Bank Office in the 4th quarter of this year.

Enclosed with this letter you will also find a Proxy Statement and proxy form. As you review the Proxy Statement, you will note that three of our current directors have terms that are expiring. We ask that you review the Proxy Statement carefully and vote for the re-election of these directors.

With the Financial Statement, Annual Report and Proxy Statement, we have endeavored to provide substantial information concerning the Corporation and the Bank. By Indiana Law, we are required to hold an annual meeting of shareholders. This meeting will take place on June 16, 2005 at 3:00 p.m. at the Bank's headquarters. The agenda will be very short. It is our intent to tally the proxies and formally transact the business set forth in the Proxy Statement. No other business will be transacted. We value your time and suggest that you participate by reading the materials and sending in your proxy card. After reading the materials, please feel free to call us if you have any questions. If you do wish to attend the meeting, please let us know and we will make space available.

In summary, we believe that the Bank continues to distinguish itself as one of the fastest growing new commercial banks in Indiana in the last decade and we look forward to meeting the many challenges of 2005.

As always, we appreciate your support as both shareholders and clients of the Bank and we welcome all additional business and referrals that you are able to provide.

Sincerely,


/s/ Michael S. Maurer /s/ Morris L. Maurer         /S/ Philip B. Roby

Michael S. Maurer     Morris L. Maurer             Philip B. Roby
Chairman              President and                Executive Vice President and
                      Chief Executive Officer      Chief Operating Officer

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                           FORWARD LOOKING STATEMENTS

Special note: Statements in this letter that relate to future results and events (including statements about future financial and operating performance) are based on the Corporation's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate values and the real estate market; or regulatory changes. Additional discussion of these and other factors affecting the Corporation's business and prospects is contained in the Corporation's periodic filings with the Securities and Exchange Commission.

                                    FIRST QUARTER 2005 HIGHLIGHTS

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                                  Selected Balance Sheet Information
-------------------------------------------------------------------------------------------------------
                                              March 31, 2005     March 31, 2004          Dec. 31, 2004
(in thousands)                                    (unaudited)        (unaudited)              (audited)
-------------------------------------------------------------------------------------------------------
Total Assets                                        $925,714           $880,783               $880,914
Loans                                                662,412            588,026                656,453
Reserve for Loan Losses                               (7,693)            (8,131)                (7,796)
Investment Securities                                146,392            121,019                148,120
Total Deposits                                       731,117            687,650                693,431
Shareholders'  Equity                                 47,140             44,090                 46,544
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                                Selected Income Statement Information
-------------------------------------------------------------------------------------------------------
                                                                         Three Months Ended March 31,
-------------------------------------------------------------------------------------------------------
(in thousands)                                                             2005                   2004
-------------------------------------------------------------------------------------------------------
Net Interest Income                                                      $7,012                 $5,779
Provision for Loan Losses                                                   425                    300
Non-Interest Income                                                       1,747                  1,733
Non-Interest Expense                                                      6,041                  5,477
Pretax Income                                                             2,293                  1,735
Net Income                                                                1,429                  1,049
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                                    Selected Per Share Information
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                                                                         Three Months Ended March 31,
-------------------------------------------------------------------------------------------------------
                                                                           2005                   2004
-------------------------------------------------------------------------------------------------------
Basic Earnings per share                                                  $0.62                  $0.46
Diluted Earnings per share                                                $0.60                  $0.43
Book Value per share                                                     $20.05                 $18.79
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